STOCK

                                    OFFERING

                                    QUESTIONS

                                       AND

                                     ANSWERS





                             [LOGO] ATLANTIC
                                     COAST
                                    FEDERAL

                       STOCK OFFERING QUESTIONS & ANSWERS


IN JANUARY 2003, THE BOARD OF DIRECTORS OF ATLANTIC COAST FEDERAL (THE "BANK") UNANIMOUSLY ADOPTED A PLAN OF REORGANIZATION TO CHANGE FROM THE MUTUAL FORM OF OWNERSHIP TO THE MUTUAL HOLDING COMPANY STRUCTURE (THE "REORGANIZATION"). THE BANK CONVERTED TO STOCK FORM AND BECAME A WHOLLY OWNED SUBSIDIARY OF ATLANTIC COAST FEDERAL CORPORATION, A NEWLY FORMED STOCK CORPORATION (THE "COMPANY"). THE COMPANY, IN TURN, BECAME A MAJORITY OWNED SUBSIDIARY OF THE NEWLY CREATED, MUTUAL HOLDING COMPANY CALLED ATLANTIC COAST FEDERAL, MHC (THE "MUTUAL COMPANY").

THIS ANSWERS SOME OF THE MOST FREQUENTLY ASKED QUESTIONS ABOUT YOUR OPPORTUNITY TO INVEST IN THE NEWLY FORMED COMPANY THROUGH THE SUBSCRIPTION AND THE COMMUNITY OFFERINGS (COLLECTIVELY, THE "OFFERING").

INVESTMENT IN THE COMMON STOCK OF THE COMPANY INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING OFFERING CIRCULAR, ESPECIALLY THE DISCUSSION UNDER THE HEADING "RISK FACTORS."


WHO IS ELIGIBLE TO PURCHASE STOCK IN THE OFFERING?

Depositors of the Bank as of specified record dates and the Bank's tax-qualified employee benefit plans may purchase stock in the subscription offering. For detailed information on preference categories, refer to the section entitled "The Stock Offering" in the Offering Circular. The Company may offer and sell any remaining shares to the general public in a community offering with preference given to natural persons residing in the Bank's local community.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

The Company is offering between 4,080,000 shares and 6,348,000 shares of common stock at a price of $10.00 per share through the Offering.

HOW MUCH STOCK MAY I PURCHASE?

The minimum order is 25 shares. The maximum purchase limitation for any person or persons ordering through a single account or together acting in concert in the subscription offering is 50,000 shares.

DO I HAVE TO BUY STOCK?

No, you do not have to buy stock. The stock offering, however, will allow the Bank's eligible depositors an OPPORTUNITY to buy stock. These individuals have an opportunity to become shareholders of the Company and to share in the Company's and the Bank's future.

HOW DO I ORDER STOCK IN THE OFFERING?

You must complete the stock order form and certification form (the "Order Form") by following the instructions included in your packet of information. Your completed Order Form and payment in full must be received at the Stock Center or one of the branches of the Bank by 12:00 noon, Eastern Daylight Time on xx, xxxx xx, 2004.

IF I PLACE AN ORDER FOR STOCK, AM I GUARANTEED TO RECEIVE THAT STOCK?

No. Placing an order for stock does not guarantee that you will receive any or all of your order for shares. Orders are filled on a priority basis. For detailed information on the preference categories, refer to the section entitled "The Stock Offering" in the Offering Circular.

HOW MAY I PAY FOR MY SHARES OF STOCK?

You MUST include payment with your Order Form. Please make all checks payable to Atlantic Coast Federal Corporation. Cash will be accepted only if delivered in person to a branch of the Bank where it will be converted into a check. The Bank will pay interest on these funds at the passbook rate.

You may also authorize us to withdraw funds from your deposit account or certificate of deposit at the Bank for the amount of funds you specify for payment. The Bank is waiving all of its early withdrawal penalties on certificates of deposit where the funds are used to subscribe for stock.

NOTE: YOU WILL NOT HAVE ACCESS TO THESE FUNDS FROM THE DAY WE RECEIVE YOUR ORDER UNTIL THE COMPLETION OR TERMINATION OF THE STOCK OFFERING.

MAY I PURCHASE SHARES USING FUNDS IN MY IRA ACCOUNT AT THE BANK?

Federal regulations do not permit the purchase of stock in your existing IRA account at the Bank. However, stock may be purchased in a SELF-DIRECTED IRA. To accommodate our IRA depositors, we have made arrangements to have funds transferred into self-directed IRA accounts to allow for such purchases. Please call our Stock Center as soon as possible at (800) xxx-xxxx for additional information.

WILL THE STOCK BE INSURED?

No. Like any other common stock, the Company's common stock will not be insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Company currently intends to pay a dividend, although the amount and timing have not been determined.

WHAT WILL HAPPEN TO MY SUBSCRIPTION FUNDS IF THE OFFERING IS NOT COMPLETED?

If the minimum number of shares to be sold in the Offering (4,590,000 shares) is not sold by xxxx__, 2004, the Bank may: (i) terminate the Offering and promptly refund all payments for common stock, including interest on such payments at the Bank's passbook rate of __%; or (ii) extend the Offering for an additional 45 days (to xxxx__,2004) or, if approved by the regulators, for an additional period after such 45-day extension. The Bank is not required to give purchasers notice of any extension unless the expiration date is later than xxxxx __, 2004, in which event purchasers will be "re-solicited" (i.e., given the right to increase, decrease, confirm or rescind their orders). Purchasers who fail to respond to the re-solicitation within 20 days will have their orders rescinded and their subscription funds returned promptly.

HOW WILL THE STOCK BE TRADED?

The Company Common stock will trade on The Nasdaq National Market "NMS" under the symbol "ACFC". However, no assurances can be given that an active and liquid market will develop.

DO I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of Company common stock in the Offering.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK CENTER AT (800) XXX-XXXX BETWEEN 9:00 A.M. AND 5:00 P.M., EDT TIME, MONDAY THROUGH FRIDAY.


THE SHARES OF COMMON STOCK OFFERED IN THE STOCK OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE OFFERING CIRCULAR ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

                       ----------------------------------

                                    SHARE IN

                            [LOGO] ATLANTIC COAST
                                   FEDERAL CORPORATION

                                   OUR FUTURE

                       ----------------------------------

================================================================================

                            [LOGO] ATLANTIC
                                      COAST
                                    FEDERAL

  ----------------------------------------------------------------------------
           ATLANTIC COAST FEDERAL CORPORATION, THE HOLDING COMPANY FOR ATLANTIC COAST FEDERAL, IS SELLING UP TO 6,348,000 SHARES OF COMMON STOCK.
  ----------------------------------------------------------------------------

YOU ARE INVITED...
                   TO A COMMUNITY INVESTOR MEETING & RECEPTION
          TO LEARN ABOUT THE OFFERING OF COMMON STOCK OF ATLANTIC COAST
                              FEDERAL CORPORATION.

          JUNE X, 2004                               JUNE X, 2004
            7:00 pm                                    7:00 pm
              TBD                                        TBD
         Waycross, GA                              Jacksonville, FL


                                  JUNE X, 2004
                                     7:00 pm
                                       TBD
                                Jacksonville, FL

    PLEASE JOIN US AS BOB LARISON, PRESIDENT AND CEO, AND JON PARKER, CHIEF
        FINANCIAL OFFICER, OF ATLANTIC COAST FEDERAL PRESENT INFORMATION
           AND ANSWER YOUR QUESTIONS ABOUT THE BANK'S BUSINESS FOCUS
                            AND THE STOCK OFFERING.

 INVESTMENT PROFESSIONALS FROM FRIEDMAN, BILLINGS, RAMSEY & CO., INC. WILL ALSO
   BE PRESENTING INFORMATION REGARDING THE RELATED OFFERING OF COMMON STOCK.

                               SEATING IS LIMITED

             PLEASE CALL THE STOCK CENTER TO MAKE YOUR RESERVATION.
                                 (800) XXX-XXXX

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

================================================================================

================================================================================

                            [LOGO] ATLANTIC
                                      COAST
                                    FEDERAL

  ----------------------------------------------------------------------------
           ATLANTIC COAST FEDERAL CORPORATION, THE HOLDING COMPANY FOR ATLANTIC COAST FEDERAL, IS SELLING UP TO 6,348,000 SHARES OF COMMON STOCK.
  ----------------------------------------------------------------------------

YOU ARE INVITED...
                   TO A COMMUNITY INVESTOR MEETING & RECEPTION
             TO LEARN ABOUT THE OFFERING OF COMMON STOCK OF ATLANTIC
                           COAST FEDERAL CORPORATION.

          JUNE 1, 2004                               JUNE 2, 2004
            7:00 pm                                    7:00 pm
    Waycross Exchange Club                           Holiday Inn
      2401 Knight Avenue                            150 Park Avenue
         Waycross, GA                              Jacksonville, FL


                                  JUNE 3, 2004
                                     7:00 pm
                                  Holiday Inn
                              9150 Baymeadows Road
                                Jacksonville, FL


  PLEASE JOIN US AS ROBERT J. LARISON, PRESIDENT AND CEO AND JON PARKER, CHIEF
        FINANCIAL OFFICER OF ATLANTIC COAST FEDERAL PRESENT INFORMATION
           AND ANSWER YOUR QUESTIONS ABOUT THE BANK'S BUSINESS FOCUS
                            AND THE STOCK ISSUANCE.

      INVESTMENT PROFESSIONALS FROM FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
           WILL ALSO BE PRESENTING INFORMATION REGARDING THE RELATED
                           OFFERING OF COMMON STOCK.

                               SEATING IS LIMITED

             PLEASE CALL THE STOCK CENTER TO MAKE YOUR RESERVATION.
                                 (800) XXX-XXXX

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THIS OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOV

================================================================================

NEWSPAPER ANNOUNCEMENT (ALL INCLUSIVE) & BANK BRANCH PLACARDS:
--------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                            [LOGO] ATLANTIC
                                      COAST
                                    FEDERAL

  ----------------------------------------------------------------------------
           ATLANTIC COAST FEDERAL CORPORATION, THE HOLDING COMPANY FOR ATLANTIC COAST FEDERAL, IS SELLING UP TO 6,348,000 SHARES OF COMMON STOCK.
  ----------------------------------------------------------------------------

YOU ARE INVITED...
                   TO A COMMUNITY INVESTOR MEETING & RECEPTION
             TO LEARN ABOUT THE OFFERING OF COMMON STOCK OF ATLANTIC
                           COAST FEDERAL CORPORATION.

          JUNE 1, 2004                               JUNE 2, 2004
            7:00 pm                                    7:00 pm
    Waycross Exchange Club                           Holiday Inn
      2401 Knight Avenue                            150 Park Avenue
         Waycross, GA                              Jacksonville, FL


                                  JUNE 3, 2004
                                     7:00 pm
                                  Holiday Inn
                              9150 Baymeadows Road
                                Jacksonville, FL

     PLEASE JOIN US AS ROBERT J. LARISON, PRESIDENT AND CEO, AND JON PARKER, CHIEF FINANCIAL OFFICER, OF ATLANTIC COAST FEDERAL PRESENT INFORMATION
         AND ANSWER YOUR QUESTIONS ABOUT THE BANK'S BUSINESS FOCUS AND
                              THE STOCK OFFERING.

      INVESTMENT PROFESSIONALS FROM FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
           WILL ALSO BE PRESENTING INFORMATION REGARDING THE RELATED
                           OFFERING OF COMMON STOCK.

                               SEATING IS LIMITED

             PLEASE CALL THE STOCK CENTER TO MAKE YOUR RESERVATION.
                                 (800) XXX-XXXX

THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------

                                                                 [LOGO] ATLANTIC
                                                                           COAST
                                                                         FEDERAL


_________, 2004

To Depositors and Friends of Atlantic Coast Federal:

        In January of 2003, we reorganized from the mutual form of organization to the mutual holding company form of organization. Due to this reorganization, we are now providing you an opportunity to purchase stock in Atlantic Coast Federal Corporation the holding company of Atlantic Coast Federal.

        As a present or past member, you may invest in our future by purchasing stock in Atlantic Coast Federal Corporation through a subscription offering without paying a sales commission or fee. Enclosed are a prospectus and order form related to the stock offering. Please carefully review the enclosed materials before making an investment decision. We must receive your order form before our deadline of 12:00 noon on Thursday, June xx, 2004 if you are interested in purchasing shares.

        We have included in this package a brochure that provides answers to frequently asked questions. If you have any other questions, please call (866) 579-9631 or visit the Stock Center. See the accompanying literature for locations and times.

Sincerely,



Robert J. Larison
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY ATLANTIC COAST FEDERAL, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTALAGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.


VS


 P.O. Box 1256 o Waycross, Georgia 31502-1256 o (912) 283-4711 o 1-800-342-2824

                            FRIEDMAN BILLINGS RAMSEY

[LOGO] FBR

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
703.312.9500www.fbr.com

_____, 2004
To Depositors and Friends of Atlantic Coast Federal:

        In January of 2003, we reorganized from the mutual form of organization to the mutual holding company form of organization. Due to this reorganization, we are now providing you an opportunity to purchase stock in Atlantic Coast Federal Corporation the holding company of Atlantic Coast Federal.

        At the request of Atlantic Coast Federal Corporation and Atlantic Coast Federal, we have enclosed a prospectus and order form for your use should you decide to subscribe for shares of common stock of Atlantic Coast Federal Corporation. Please read the enclosed offering materials carefully before making an investment decision. We must receive your order form before our deadline of 12:00 noon on Thursday, June xx, 2004 if you are interested in purchasing shares.

        Atlantic Coast Federal Corporation has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. If you have any other questions, please call (866) 579-9631 or visit the Stock Center. See the accompanying literature for locations and times.

Sincerely,

/s/ Robert J. Larison

Robert J. Larison
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BYATLANTIC COAST FEDERAL, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTALAGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.


BD

                                                                 [LOGO] ATLANTIC
                                                                           COAST
                                                                         FEDERAL


_________, 2004

Dear Prospective Investor:

        In January of 2003, we reorganized from the mutual form of organization to the mutual holding company form of organization. Due to this reorganization, we are now providing you an opportunity to purchase stock in Atlantic Coast Federal Corporation the holding company of Atlantic Coast Federal.

        Enclosed is a prospectus that fully describes Atlantic Coast. Please review it carefully before making an investment decision. Also enclosed is an order form used to purchase shares of Atlantic Coast Federal Corporation. We must receive your order form before our deadline of 12:00 noon on Thursday, June xx, 2004 if you are interested in purchasing shares.

        We have included in this package a brochure that provides answers to frequently asked questions. If you have any other questions, please call (866) 579-9631 or visit the Stock Center. See the accompanying literature for locations and times.

Sincerely,

/s/ Robert J. Larison

Robert J. Larison
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY ATLANTIC COAST FEDERAL, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTALAGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.

C

 P.O. Box 1256 o Waycross, Georgia 31502-1256 o (912) 283-4711 o 1-800-342-2824

                  [ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                COMMUNITY MEETING

                                  JUNE 1, 2004

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

                             ROBERT J. LARISON, JR.

                                PRESIDENT AND CEO

                       ATLANTIC COAST FEDERAL CORPORATION


                                 DAVE NEISWANDER

                              HEATHER ROSENKOETTER

                            FRIEDMAN BILLINGS RAMSEY

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

The following presentation concerns an offering of common stock. As part of the presentation, comparisons have been made with that of other financial institutions. This information is from public sources that we believe to be the most accurate and reliable but can make no representations or warranties as such.

The shares of common stock being offered are not deposits or savings accounts, are not an obligation of or guaranteed by Atlantic Coast Federal Corporation, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are subject to investment risk and may lose value. This presentation is not an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Stock Order Form and Certification Form.

Prospective investors are urged not to rely solely on this presentation but to examine the Prospectus carefully.

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

PURPOSE: To provide information on the stock offering of Atlantic Coast Federal Corporation

AGENDA:   Overview

          Atlantic Coast Federal

          The Stock Offering

          Investment Highlights

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                    OVERVIEW

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

                                    OVERVIEW

o Established as a credit union in 1939 to serve the employees of Atlantic Coast Line Railroad

o Membership expanded over the years to include residents of southeastern Georgia and employees of CSX Transportation.

o November 2000 converted to a federal mutual savings association which allowed us to also serve the general public

o    January 2003 reorganized into mutual holding company structure

o 13 full service offices located throughout southeastern Georgia and metropolitan Jacksonville

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                     ATLANTIC COAST FEDERAL BRANCH LOCATIONS
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                                    [GRAPHIC]

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                         REASONS FOR THE STOCK OFFERING
--------------------------------------------------------------------------------

o    Raise capital without loss of control

o    Provide additional capital for further growth

o    Increased lending growth

o    Opening or acquiring additional branch offices

o Enhancing the quality of our facilities to better serve the needs of our customers

o    Potentially acquire other financial institutions

o    Expand financial products and services offered to our customers

o    Pay dividends to stockholders

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                        [ATLANTIC COAST FEDERAL (R) LOGO]

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                               OPERATING STRATEGY
--------------------------------------------------------------------------------

o Full-service, multi-branch financial institution serving the needs of our customers in southeastern Georgia and northeastern Florida

o    Committed to High Quality Customer Service Culture

o    Increased Emphasis on Commercial Real Estate and Multi-Family Lending

o    Expanding our Market Presence

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                               OPERATING STRATEGY
--------------------------------------------------------------------------------

o    Our growth strategy:

     o    expanding our products to offer a full array of banking services

     o Hiring several experienced professionals to build out our commercial and multi-family mortgage lending areas

     o Branching through acquisition and de novo activity - focus on the growing Jacksonville market

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

                             ATLANTIC COAST FEDERAL

                             As of December 31, 2003

               Total Assets                    $ 499.0 million

               Total Liabilities               $ 455.8 million

               Existing Capital                $  43.2 million

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                              COMPOSITION OF ASSETS
--------------------------------------------------------------------------------

                                 $499.0 Million
                             As of December 31, 2003

                                     [CHART]

                                        Dollars in Thousands

Cash and equivalents (1.8%)                  $   8,978
Securities available for sale (5.2%)         $  26,039
Loans, net (87.3%)                           $ 435,614
FHLB stock (0.6%)                            $   3,082
Premises and equipment, net (2.1%)           $  10,597
Other assets (3.0%)                          $  14,730

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                 LOAN PORTFOLIO
--------------------------------------------------------------------------------

                                 $441.7 Million
                             As of December 31, 2003

                                     [CHART]

                                                Dollars in Thousands

1-4 family residential mortgages (53.9%)              $ 237,945
Commercial real estate and multifamily (14.5%)        $  64,012
Commercial (non-mortgage) loans (0.6%)                $   2,608
Construction loans (6.9%)                             $  30,576
Consumer & other (24.1%)                              $ 106,512

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                        LOAN COMPOSITION DIVERSIFICATION
--------------------------------------------------------------------------------

o    Increased emphasis on commercial real estate and multi-family lending

     o    Diversification

     o    Increased yield

     o    Business as customers can provide low cost deposits

     o Several new hires with significant lending experience to strengthen our processes and procedures

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                 TOTAL DEPOSITS
--------------------------------------------------------------------------------

                                 $392.3 Million
                             As of December 31, 2003

                                     [CHART]

                                      Dollars in Thousands

Non-interest bearing demand (6.9%)          $  27,179
Interest-bearing demand (3.8%)              $  14,956
Savings and money market (35.1%)            $ 137,633
Time deposits (54.2%)                       $ 212,488

                          Percent "Core" Deposits: 46%

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                   NET INCOME
--------------------------------------------------------------------------------

                                     [CHART]

For the year ended December 31    Dollars in Thousands

             1999                       $ 1,700
             2000                       $ 4,100
             2001                       $ 2,196
             2002                       $ 3,187
             2003                       $ 4,417

Years 1999 and 2000 assume Atlantic Coast Federal had been subject to federal and state income taxes of $1.1 million and $1.4 million, respectively

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                          PRO FORMA REGULATORY CAPITAL
--------------------------------------------------------------------------------

                             As of December 31, 2003
                             (Dollars in thousands)

                                     [CHART]

                Requirement   Current Capital*   Capital after Offering
                -----------   ----------------   ----------------------
Tangible          $  7,746        $ 40,036              $ 57,618
Core              $ 20,656        $ 40,036              $ 57,618
Risk-based        $ 28,673        $ 44,351              $ 61,933

Pro Forma regulatory capital requirements and capital after the offering amounts reflects the receipt by Atlantic Coast Federal of 50% of the net stock proceeds assuming the sale of 4.8 million shares at $10.00 per share.

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                               THE STOCK OFFERING

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                    TIMELINE
--------------------------------------------------------------------------------

Mar 2004       Board adopted Plan of Stock Issuance

Mar 2004       Plan Filed with the Regulators

May 2004       Regulators Approved the Plan

               Mailed Offering Materials

               Commenced Offering

June 2004      Community Meetings

               Offering Ends

July 2004      Anticipated Close and Trade

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
--------------------------------------------------------------------------------

             BEFORE THE MUTUAL HOLDING COMPANY (MHC) REORGANIZATION


                         Mutual Ownership            [ATLANTIC COAST FEDERAL
  Depositors         ------------------------>        CORPORATION (R) LOGO]
                               100%


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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                            AFTER MHC REORGANIZATION
--------------------------------------------------------------------------------

                                     [CHART]

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                                                                       [GRAPHIC]

[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                              TERMS OF THE OFFERING
--------------------------------------------------------------------------------

Shares Offered:     Between 4,080,000 and 6,348,000 shares

Price of Shares:    $10.00 per share

Minimum Purchase:   25 shares or $250

Maximum Purchase:   50,000 shares or $500,000 for any individual person or
                    persons ordering through a single account

                    Your order may be grouped with other orders by other persons with whom you are associated or acting in concert.

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                              INDEPENDENT APPRAISAL
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         An appraisal is determined by an independent firm, RP Financial

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                            Appraisal = $120,000,000

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                MINORITY OFFERING
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                                     [CHART]

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                MINORITY OFFERING
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Valuation                      $ 120,000,000

New Shareholders                        40.0%

Midpoint of Offering           $  48,000,000

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                 OFFERING RANGE
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           A range is established based upon the Independent Valuation

Minimum                       $ 40,800,000

Midpoint                      $ 48,000,000

Maximum                       $ 55,200,000

Maximum, as adjusted          $ 63,480,000

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                              SUBSCRIPTION OFFERING
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o    Eligible Account Holders:     Depositors with $50.00 or more on account as
                                   of December 31, 2002

o    ESOP

o    Supplemental Eligible         Depositors with $50.00 or more on account as
        Account Holders:           of March 31, 2004

                               COMMUNITY OFFERING

     o    Preference given to residents of counties where we have an office

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                  STOCK CENTER
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MONDAY / FRIDAY:
10328 Deerwood Park Blvd
Jacksonville, FL  32256

TUESDAY, WEDNESDAY, THURSDAY:
505 Haines Avenue
Waycross, GA  31501

[GRAPHIC]

                                 (866) 579-9631

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                              INVESTMENT HIGHLIGHTS

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                  RISK FACTORS
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o    Our loan portfolio possesses increased risk due to our substantial number of multi-family, commercial real estate, commercial business and consumer loans, which could increase the level of our provision for loan losses.

o Our loan portfolio posses increased risk due to its rapid expansion and the unseasoned nature of its portfolio.

o Our non-performing loans and classified assets have increased substantially in the past year. If our allowance for loan losses is not sufficient to cover our actual losses, our income may be negatively affected.

o    Our chief executive officer is a critical part of our successful operation.

o    Changes in interest rates may hurt our profits.

                   ADDITIONAL RISK FACTORS ARE OUTLINED IN THE
                         PROSPECTUS BEGINNING ON PAGE 1.
                     SHARES OF COMMON STOCK ARE NOT INSURED!

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                              INVESTMENT HIGHLIGHTS
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o    Existing Capital Base

o    Earnings

o    Market Comparisons

o    No Commissions

o    Insider Purchases

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                PRO FORMA EQUITY
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                            Page 16 of the Prospectus

                             As of December 31, 2003

Dollars in thousands except per share data

Historical Equity:                            $ 43,218

Net Proceeds*:                                  46,683

Less ESOP & RRP funding*:                       (5,760)
                                              --------

Pro Forma Stockholders' Equity*:              $ 84,141

*Assumed at the Midpoint of the Offering Range

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                         PRO FORMA BOOK VALUE PER SHARE
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                            Page 16 of the Prospectus

                             As of December 31, 2003

Dollars in thousands except per share data

Number of Shares*:                                     12,000,000

Equity Per Share (Book Value per Share)*:            $       7.01

Offering Price Per Share:                            $      10.00
                                                     ------------

Offering Price as Percent of Book Value*:                  142.65%
                                                     ------------

*Assumed at the Midpoint of the Offering Range

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                               PRO FORMA EARNINGS
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                            Page 15 of the Prospectus

                      For the Year Ended December 31, 2003

Dollars in thousands except per share data

Historical Income:                              $ 4,417

Pro Forma Income on Proceeds*:                      320

Pro Forma ESOP Adjustment:                         (238)

Pro Forma Restricted Stock Plan Adjustment:        (238)
                                                -------

Pro Forma Net Income*:                          $ 4,261

*Assumed at the Midpoint of the Offering Range

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                          PRO FORMA EARNINGS PER SHARE
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                            Page 15 of the Prospectus

                      For the Year Ended December 31, 2003

Dollars in thousands except per share data

Number of Shares*:                       11,654,400

Net Income per Share (EPS)*:           $       0.37

Offering Price Per Share:              $      10.00
                                       ------------

Offering Price as Percent of EPS*:            27.0x
                                       ------------

*Assumed at the Midpoint of the Offering Range

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                                   PEER GROUP
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PEER GROUP

                                                              MARKET        PRICE /      PRICE /     PRICE /
                                           TOTAL ASSETS   CAPITALIZATION   EARNINGS   BOOK VALUE   TANG BOOK
COMPANY NAME                     TICKER    ($'000)           ($'000)            (X)          (%)         (%)
------------------------------   -------   ------------   --------------   --------   ----------   ---------
Westfield Financial MHC of MA    WFD
BCSB Bankcorp MHC of MD          BCSB
Oneida Financial MHC of NY       ONFC
Alliance Bank MHC of PA          ALLB
Pathfinder BC MHC of NY          PBHC                                   UPDATE
Greene County Bcrp MHC of NY     GCBC
Rome Bncp Inc. MHC of NY         ROME
Jacksonville Bcp MHC of IL       JXSB
Webster City Fed MHC of IA       WCFB
Gouverneur Bcp MHC of NY         GOV

                                 Average
                                 Median

Source: SNL DataSource

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                           FULLY CONVERTED EQUIVALENT
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                                         FULLY CONVERTED EQUIVALENT PRO FORMA
                                        --------------------------------------

                                          PRICE TO         PRICE TO   PRICE TO
                                        BOOK VALUE   TNG BOOK VALUE   EARNINGS
                                        ----------   --------------   --------
ATLANTIC COAST FEDERAL CORPORATION
     Minimum (4,080,000 shares sold)       78.50%         80.15%        25.0x
     Maximum (5,520,000 shares sold)       86.00%         87.42%        34.8x

PEER GROUP AS OF MARCH 5, 2004
     Average                              102.33%        105.86%        33.5x
     Median                               102.67%        107.22%        34.9x

Source: RP Financial

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]

                               MARKET PERFORMANCE
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                                                                          UPDATE

                                     [CHART]

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                 NO COMMISSIONS

                      When you purchase common stock in the
                        offering, you pay no commissions.


                                    DIVIDENDS

              The Bank plans to pay dividends although the Board of
             Directors has not yet determined the initial amount or
                                   the timing.

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                INSIDER PURCHASES

                     Atlantic Coast Federal's Directors and
                    Executive Officers, as a group, intend to
                      purchase $3.4 million worth of stock

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                             NASDAQ NATIONAL MARKET

                                     "ACFC"

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                 ORDERING STOCK

o    Complete the Stock Order Form

o    Sign the Certification Form

o    Include Payment with Stock Order Form/Certification Form

     1.   Check (payable to Atlantic Coast Federal)

     2.   Withdrawal (waiving early withdrawal penalties)

     3.   IRA (coordinate with Stock Center as soon as possible)

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                    DEADLINE

o All orders MUST be received at the Stock Center or a branch of Atlantic Coast Federal by 12:00 NOON, Eastern Time, on

                             XXXXDAY, JUNE XX, 2004

o    Everyone may place an order, but depositors receive priority

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[ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]
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                                    SCHEDULE

May  _____     Offering Materials Mailed

May  _____     Stock Center Opens

June _____     Community Meetings

June _____     Offering Ends at Noon

July _____     Tentative Target for Closing of Offering and Trading

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                  [ATLANTIC COAST FEDERAL CORPORATION (R) LOGO]